SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               Form 8-K/A (No.1)

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934

                      Date of Report - September 23, 1995


                         Eagle Pacific Industries, Inc.
             (Exact name of registrant as specified in its charter)


         Minnesota                      0-18050                  41-1642846
(State or other Jurisdiction        (Commission File           (IRS Employer
      of incorporation)                  Number)             Identification No.)




                            2430 Metropolitan Centre
                            333 South Seventh Street
                          Minneapolis, Minnesota 55402
             (Address of principal executive offices and zip code)



                                 (612) 371-9650
              (Registrant's telephone number, including area code)



                           Black Hawk Holdings, Inc.
         (Former name or former address, if changed since last report)




(___ Sequentially Numbered Pages)                    (Exhibit Index on Page ___)


ITEM 7.  Financial Statements; Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired (Pacific Plastics, Inc.).

          Independent Auditors' Report of Deloitte & Touche LLP ............ F-1

          Report of Independent Certified Public Accountants of Bashar Johnson &
          Company, P.C. .................................................... F-2

          Consolidated Balance Sheets as of June 30, 1995 and 1994 ......... F-3

          Consolidated Statements of Income for the years ended June 30, 1995 and 1994 ......................................................... F-4

          Consolidated Statements of Stockholders' Equity for the years ended
          June 30, 1995 and 1994 ........................................... F-5

          Consolidated Statements of cash flows for the years ended June 30,
          1995 and 1994 .................................................... F-6

          Notes to Consolidated Financial Statements ....................... F-7

     (b)  Pro Forma Financial Information (unaudited)

                         Eagle Pacific Industries, Inc.
                      (Formerly Black Hawk Holdings,Inc.)
                                      and
                             Pacific Plastics, Inc.

The following pro forma financial statements included herewith combine the balance sheet of Eagle Pacific Industries,Inc. and subsidiaries ("Eagle") with that of Pacific Plastics, Inc. and subsidiary ("Pacific") as of June 30, 1995, and the respective pro forma statements of operations for the six months ended June 30, 1995 and the twelve months ended December 31, 1994, using the purchase method of accounting to reflect the acquisition of all Pacific's common stock by Eagle which occurred on July 10, 1995, as if in the case of the pro forma balance sheet, the acquisition has occurred at June 30, 1995 and, in the case of the pro forma statements of operations, the acquisition had occurred at the beginning of each period presented. The pro forma statements of operations are not necessarily indicative of the combined results of operations as they may be in the future, or as they might have been for periods indicated had the acquisition been effective at the beginning of each period presented.

                  Introduction .................................. F-12

                  Unaudited Pro Forma Condensed Combined Balance Sheet as
                    of June 30, 1995 ............................ F-13

                  Unaudited Pro Forma Condensed Combined Statements of
                    Operations for the year ended December 31, 1994 and the six months ended June 30, 1995 .................. F-15

     (c)  Exhibits

 2.0     Stock Purchase Agreement dated July 6, 1995.

10.1 Business Loan Agreement for Revolving Loan and Term Loan dated July 10, 1995 between Bank of America Oregon and Pacific Plastics, Inc. and Arrow Pacific Plastics, Inc.

10.2 Form of Agreement by and among Black Hawk Holdings, Inc., Pacific Plastics, Inc., Pacific Acquisition Corp., Loyal Sorensen and Jarred Thompson.

10.3 Form of Acknowledgement of Closing by and among Black Hawk Holdings, Inc., Pacific Plastics, Inc., Loyal Sorensen and Jarred Thompson.

10.4 Security Agreement dated July 10, 1995 between Pacific Plastics, Inc. and Bank of America Oregon.

10.5 Security Agreement dated July 10, 1995 between Arrow Pacific Plastics, Inc. and Bank of America Oregon.

10.6 Continuing Guaranty dated July 10, 1995 of Registrant in favor of Bank of America Oregon.

10.7 Tax Sharing Agreement between Registrant and Pacific Plastics, Inc. dated July 10, 1995.

10.8 Management Services Agreement between Registrant and Pacific Plastics, Inc. dated July 10, 1995.

10.9 Management Services Agreement between Eagle Plastics, Inc. and Pacific Plastics, Inc. dated July 10, 1995.

10.10 Employment Agreement between Pacific Plastics, Inc. and Loyal Sorensen dated July 10, 1995.

10.11 Employment Agreement between Jarred Thompson and Pacific Plastics, Inc. dated July 10, 1995.

10.12 Noncompetition Agreement between Jarred Thompson and Pacific Plastics, Inc. dated July 10, 1995.

10.13 Noncompetition Agreement between Loyal Sorensen and Pacific Plastics, Inc. dated July 10, 1995.

10.14 Promissory Note and Stock Pledge Agreement dated July 10, 1995 between Arrow Pacific Plastics, Inc., former shareholders, Registrant and Pacific Plastics, Inc.

10.15 Registration Rights Agreement dated July 10, 1995 between Black Hawk Holdings, Inc. and Loyal Sorensen, Zelda Sorensen, Jarred Thompson and Sharron Thompson.

10.16 Stock Option Agreement dated July 10, 1995 by and between Registrant and Loyal Sorensen.

10.17 Stock Option Agreement dated July 10, 1995 by and between Registrant and Jarred Thompson.

21.0 The subsidiaries of Registrant are Eagle Plastics, Inc., Black Hawk Financial Corp., Liberty Food Distributors, and Pacific Plastics, Inc. Arrow Pacific Plastics, Inc. is a subsidiary of Pacific Plastics, Inc.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


DATED:  September 23, 1995                        EAGLE PACIFIC INDUSTRIES, INC.



                                                  /s/ William H. Spell
                                                  William H. Spell, President



                                    Exhibits
                                       to
                                    Form 8-K
                                       of
                         Eagle Pacific Industries, Inc.

                                                                                                                       Page Number
                                                                                                                           In
                                                                                                                        Sequential
                                                                                                                       Numbering of
                                                                                                                        all Pages
    Exhibit                                                                                                             Including
    Number                                                                                                            Exhibit Index
     2.0        Stock Purchase Agreement dated July 6, 1995.                                                                *
    10.1        Business Loan Agreement for Revolving Loan and Term Loan dated July 10, 1995 between Bank of America        *
                Oregon and Pacific Plastics, Inc. and Arrow Pacific Plastics, Inc.
    10.2        Form of Agreement by and among Black Hawk Holdings, Inc., Pacific Plastics, Inc., Pacific Acquisition       *
                Corp., Loyal Sorensen and Jarred Thompson
    10.3        Form of Acknowledgement of Closing by and among Black Hawk Holdings, Inc., Pacific Plastics, Inc.,          *
                Loyal Sorensen and Jarred Thompson
    10.4        Security Agreement dated July 10, 1995 between Pacific Plastics, Inc. and Bank of America Oregon.           *
    10.5        Security Agreement dated July 10, 1995 between Arrow Pacific Plastics, Inc. and Bank of America Oregon.     *
    10.6        Continuing Guaranty dated July 10, 1995 of Registrant in favor of Bank of America Oregon.                   *
    10.7        Tax Sharing Agreement between Registrant and Pacific Plastics, Inc. dated July 10, 1995.                    *
    10.8        Management Services Agreement between Registrant and Pacific Plastics, Inc. dated July 10, 1995.            *
    10.9        Management Services Agreement between Eagle Plastics, Inc. and Pacific Plastics, Inc. dated July 10,        *
                1995
    10.10       Employment Agreement between Pacific Plastics, Inc. and Loyal Sorensen dated July 10, 1995.                 *
    10.11       Employment Agreement between Jarred Thompson and Pacific Plastics, Inc. dated July 10, 1995.                *
    10.12       Noncompetition Agreement between Jarred Thompson and Pacific Plastics, Inc. dated July 10, 1995.            *
    10.13       Noncompetition Agreement between Loyal Sorensen and Pacific Plastics, Inc. dated July 10, 1995.             *
    10.14       Promissory Note and Stock Pledge Agreement dated July 10, 1995 between Arrow Pacific Plastics, Inc.,        *
                former shareholders, Registrant and Pacific Plastics, Inc.
    10.15       Registration Rights Agreement dated July 10, 1995 between Black Hawk Holdings, Inc. and Loyal Sorensen,     *
                Zelda Sorensen, Jarred Thompson and Sharron Thompson.
    10.16       Stock Option Agreement dated July 10, 1995 by and between Registrant and Loyal Sorenson.                    *
    10.17       Stock Option Agreement dated July 10, 1995 by and between Registrant and Jarred Thompson.                   *
    21.0        The subsidiaries of Registrant are Eagle Plastics, Inc., Black Hawk Financial Corp., Liberty Food
                Distributors, and Pacific Plastics, Inc.  Arrow Pacific Plastics, Inc. is a subsidiary of Pacific
                Plastic, Inc.




* Previously Filed






INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Pacific Plastics, Inc.
Beaverton, Oregon

We have audited the accompanying consolidated balance sheet of Pacific Plastics, Inc. and subsidiary (the Company) as of June 30, 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Pacific Plastics, Inc. and subsidiary as of June 30, 1995, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.



/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
August 25, 1995


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Pacific Plastics, Inc.
Beaverton, Oregon

We have audited the accompanying consolidated balance sheet of Pacific Plastics, Inc. and Subsidiary as of June 30, 1994, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsiblity of the Company's management. Our responsiblity is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pacific Plastics, Inc. and Subsidiary as of June 30, 1994, and the consolidated results of its oeprations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Bashar, Johnson & Company, P.C.

Beaverton, Oregon
September 13, 1994



PACIFIC PLASTICS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
JUNE 30, 1995 AND 1994

                                                                 1995          1994
ASSETS

CURRENT ASSETS:
   Cash                                                      $     9,730   $    14,863
   Accounts receivable, less allowance for doubtful
      accounts and sales discounts of $130,000
      and $30,000, respectively                                4,343,724     3,862,770
   Other receivables (Note 3)                                    266,333        88,022
   Inventories (Note 4)                                        7,174,294     4,833,336
   Prepaid expenses and other                                     62,447        36,933
   Deferred income taxes (Note 10)                               100,000        74,000
           Total current assets                               11,956,528     8,909,924

PROPERTY AND EQUIPMENT, net (Note 5)                           2,583,793     2,450,434

OTHER RECEIVABLES (Note 3)                                       110,512       134,304
                                                             $14,650,833   $11,494,662

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Note payable to bank (Note 6)                             $ 2,195,000   $    34,000
   Current portion of long-term debt (Note 8)                    203,129       108,726
   Accounts payable                                            5,109,241     4,139,153
   Accrued liabilities (Note 7)                                  693,357     1,270,562
           Total current liabilities                           8,200,727     5,552,441

LONG-TERM BORROWINGS (Note 8)                                    816,016       427,711

DEFERRED  INCOME TAXES (Note 10)                                 200,000       194,000

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS' EQUITY:
   Preferred stock, $1,000 par value;
     authorized 200 shares, none issued and outstanding
     Common stock, $10 par value; authorized 1,000 shares;
     360 shares issued and outstanding                             3,600         3,600
   Additional paid-in capital                                  1,097,627     1,097,627
   Retained earnings                                           5,402,363     4,870,783
                                                               6,503,590     5,972,010
   Less common stock reacquired - at cost: 294 and
     257 shares, respectively                                  1,069,500       651,500
                                                               5,434,090     5,320,510
                                                             $14,650,833   $11,494,662


See notes to consolidated financial statements.


PACIFIC PLASTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED JUNE 30, 1995 AND 1994

                                    1995            1994

NET SALES                       $ 32,206,560    $ 26,972,515

COST OF GOODS SOLD                27,250,355      22,132,922
     Gross profit                  4,956,205       4,839,593

OPERATING EXPENSES:
   Selling                         2,524,175       2,461,053
   General and administrative      1,390,888       1,383,720
                                   3,915,063       3,844,773

     Operating income              1,041,142         994,820

OTHER INCOME (EXPENSE):
   Interest income                    35,262         123,748
   Interest expense                 (213,572)       (125,292)
   Other income                       38,748          53,963
                                    (139,562)         52,419

INCOME BEFORE INCOME TAXES           901,580       1,047,239

INCOME TAXES (Note 10)               370,000         358,057

NET INCOME                      $    531,580    $    689,182


See notes to consolidated financial statements.




PACIFIC PLASTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED JUNE 30, 1995 AND 1994

                                                         ADDITIONAL                                           TOTAL
                                       COMMON STOCK        PAID-IN     RETAINED        TREASURY STOCK     STOCKHOLDERS'
                                     SHARES    AMOUNT      CAPITAL     EARNINGS     SHARES     AMOUNT        EQUITY
BALANCE AT JUNE 30, 1993                360    $ 3,600  $ 1,097,627    $4,881,601      257   $  (651,500)    $5,331,328
   Dividends paid                                                        (700,000)                             (700,000)
   Net income                                                             689,182                               689,182
BALANCE AT JUNE 30, 1994                360      3,600    1,097,627     4,870,783      257      (651,500)     5,320,510
   Purchase of treasury shares                                                          37      (418,000)      (418,000)
   Net income                                                             531,580                               531,580
BALANCE AT JUNE 30, 1995                360    $ 3,600  $ 1,097,627    $5,402,363      294   $(1,069,500)    $5,434,090


See notes to consolidated financial statements.



PACIFIC PLASTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 1995 AND 1994 (NOTE 11)

                                                           1995           1994

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                          $   531,580    $   689,182
   Adjustment to reconcile net income to net
    cash (used in) provided by operating activities:
     Depreciation                                          515,303        475,113
     Deferred income tax benefit                           (20,000)       (41,809)
     Loss on sale of equipment                             (11,091)
   Changes in operating assets and liabilities:
     Accounts receivable                                  (480,954)       251,305
     Inventories                                        (2,340,958)      (333,201)
     Prepaid expenses and other                            (25,514)       (18,011)
     Accounts payable                                      970,088        700,846
     Accrued liabilities                                  (577,205)       552,616
           Net cash (used in) provided by
            operating activities                        (1,427,660)     2,264,950

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                    (648,662)      (667,494)
   Proceeds from sales of property and equipment            15,000
   Advances on stockholder's note receivable              (203,086)
   Payments received on other receivables                   48,567          9,082
           Net cash used in investing activities          (803,181)      (643,412)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net proceeds (repayments) under notes payable         2,161,000     (1,449,000)
   Proceeds from long-term debt                            640,000         87,778
   Payments on long-term debt                             (157,292)      (267,422)
   Payment for purchase of treasury stock                 (418,000)
           Net cash provided by financing activities     2,225,708     (1,628,644)

DECREASE IN CASH                                            (5,133)        (7,106)

CASH AT BEGINNING OF YEAR                                   14,863         21,969

CASH AT END OF YEAR                                    $     9,730    $    14,863


See notes to consolidated financial statements.



PACIFIC PLASTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1995 AND 1994

1.     SALE OF THE COMPANY

       Effective July 10, 1995, the Company's stockholders entered into a stock purchase agreement with Eagle Pacific Industries, Inc. (formerly Black Hawk Holdings, Inc.) to sell all of the outstanding common stock of Pacific Plastics, Inc. The purchase price paid to the stockholders was $6,750,000 consisting of $4,350,000 in cash, $1,700,000 in the form of a note to the selling stockholders and 262,210 shares of common stock of Eagle Pacific Industries, Inc. valued at $700,000. In addition, two stockholders received $750,000 in cash for a five year covenant not to compete.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Business Activity - Pacific Plastics, Inc. and subsidiary (the Company) manufactures plastic pipe.

        Principles of Consolidation - The consolidated financial statements include the accounts of Pacific Plastics, Inc. and its wholly-owned subsidiary, Arrow Pacific Plastics, Inc. All significant intercompany accounts and transactions have been eliminated.

        Inventories - Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method for the resin and polyethylene portion of raw materials and manufactured finished goods. Cost is determined using the first-in, first-out (FIFO) method for all other components of inventory.

        Property and Equipment - Property and equipment are stated at cost and are depreciated over the estimated useful life of each asset. Maintenance, minor repairs and gains or losses from dispositions of property and equipment are reflected in operations when incurred.

        Income Taxes - The Company utilizes the asset and liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and income tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the year plus or minus the change during the year in deferred tax assets and liabilities.

        Reclassifications - Certain reclassifications have been made to the fiscal 1994 consolidated financial statements to conform to the fiscal 1995 presentation. Such reclassification had no effect on net income or stockholders' equity as previously reported.

3.      OTHER RECEIVABLES

        Other receivables at June 30 consist of the following:

                                                                  1995       1994
        Notes receivable and advances to employees              $151,547   $190,845
        Note receivable from stockholder                         203,086
        Notes receivable from others                              22,212     31,481
                                                                 376,845    222,326
        Less current portion of notes and advances receivable    266,333     88,022
                                                                $110,512   $134,304

        The employee receivables are payable from employees' payroll withholdings. Long-term notes receivable bear interest at 10% at June 30, 1995.

4.      INVENTORIES

        Major classes of inventories at June 30 were as follows:

                            1995         1994

        Finished goods   $4,212,885   $2,379,084
        Raw materials     2,499,963    2,153,405
        Supplies            461,446      300,847
                         $7,174,294   $4,833,336

        If inventory values were stated at current costs (determined by the FIFO method) rather than at LIFO, inventories would have been higher by $2,050,000 and $874,000 at June 30, 1995 and 1994, respectively, and net income would have been $1,176,000 and $287,000 higher for the years ended June 30 1995 and 1994, respectively.

5.      PROPERTY AND EQUIPMENT

        The following is a summary of the major classes of property and equipment:

                                        Useful Life     1995         1994

        Land                                         $  341,460   $  341,460
        Buildings                       7 - 39 years  1,052,959      886,665
        Machinery and equipment         3 - 7 years   4,196,279    3,900,350
        Transportation equipment        3 - 5 years     559,068      504,003
        Furniture and fixtures          3 - 7 years     278,710      256,563
                                                      6,428,476    5,889,041
        Less accumulated depreciation                 3,844,683    3,438,607
                                                     $2,583,793   $2,450,434


6.      NOTE PAYABLE TO BANK

        During fiscal 1995, the Company entered into a revolving line of credit agreement providing up to $3.5 million in financing secured by accounts receivable and inventory. At June 30, 1995, approximately $1.3 million was unused under this credit facility. The term of the agreement expires December 1, 1995. Interest on borrowings is set at the bank's reference rate, as defined, (prime) plus .25% (9% at June 30, 1995) with a 1/8 percent unused line fee. Up to $1 million of borrowings may be converted to an interest rate based on LIBOR plus .2% for up to 90 days. At June 30, 1994, the Company had a $2.5 million line of credit. Interest on borrowings were at the prime rate plus .625% (7.875% at June 30, 1994).

7.      ACCRUED LIABILITIES

        Accrued liabilities at June 30 consists of the following:

                                        1995        1994

        Payroll and payroll taxes   $  513,204   $  901,904
        Pension plan                   150,000      150,000
        Income taxes                                207,552
        Other                           30,153       11,106
                                    $  693,357   $1,270,562

        The Company has a defined contribution profit sharing plan to cover all eligible employees. To be eligible to participate in the plan, an employee must be at least twenty-one years of age and must have completed twenty-four months of service, as defined in the plan. Vesting is full and immediate upon participation in the plan. The Company contributed $150,000 to the plan in 1995 and 1994.

8.      LONG-TERM DEBT

                                                                                                1995             1994
        Long-term debt at June 30 consists of the following:

        9.38% financing agreement payable to a bank in monthly installments of
           $13,404, including interest; due December, 1996; collateralized
           by equipment                                                                  $       591,434
        7.5% financing agreement payable to a bank in monthly installments of $7,452, including interest; due April, 1999; collateralized
           by equipment                                                                          297,165  $      361,652
        9% note payable to an individual in monthly installments
           of $2,027, including interest; due July, 2001; collateralized by land                 113,593         127,027
        7.937% note payable to a financial institution in monthly installments of $829, including interest; due March, 1997; collateralized by
           equipment                                                                              16,953
        Other, paid in 1995                                                                                       47,758
                                                                                               1,019,145         536,437
        Less current portion                                                                     203,129         108,726
                                                                                         $       816,016  $      427,711


        At June 30, 1995, maturities of long-term debt for the years ending June 30 are as follows:

        1996                                                      $     203,129
        1997                                                            219,784
        1998                                                            230,906
        1999                                                            236,924
        2000                                                            103,422
        Thereafter                                                       24,980
                                                                  $   1,019,145

9.      COMMITMENTS

        The Company conducts a portion of its operations in a leased facility under an operating lease expiring December 31, 1997. At the end of the lease term, the lease is renewable at the then fair rental value for two additional successive terms of four years each. At June 30, 1995, the minimum rental payments under the operating lease are as follows:

               Year ending June 30,

        1996                                                      $      68,454
        1997                                                             68,454
        1998                                                             34,227

        Total minimum payments required                           $     171,135

        Rent expense for the leased facility was approximately $75,000 and $64,000 for the years ended June 30, 1995 and 1994, respectively.

10.     INCOME TAXES

        The provisions for income taxes for the years ended June 30 consist of the following:

                                                1995              1994

        Current:
          Federal                             $320,000          $334,964
          State                                 70,000            64,902
                                               390,000           399,866

        Deferred - primarily federal           (20,000)          (41,809)
                                              $370,000          $358,057

        Reconciliations of the expected federal statutory income tax rate with the provisions for income taxes for the years ended June 30 are as follows:

                                                          1995           1994

        Statutory rate                                    34.0%          34.0%
        State income tax, net of federal benefit           5.1            3.7
        Other                                              1.9           (3.5)
                                                          41.0%          34.2%

        Temporary differences comprising the net deferred taxes shown on the balance sheets at June 30 are as follows:

                                                        1995        1994

         Current:
           Allowance for doubtful accounts
            and sales discounts                     $  49,000   $  11,428
           Inventories                                 10,000       5,625
           Accrued liabilities                         41,000      56,947
                                                    $ 100,000   $  74,000

        Noncurrent - Excess of tax over
         book deprecation                           $(200,000)  $(194,000)

11.     CASH FLOWS

        During the year ended June 30, 1994, the Company declared dividends to a stockholder in the amount of $700,000 which was used to satisfy trade receivables from the stockholder. The Company also refinanced debt with a bank in the amount of $284,115 through the bank's leasing affiliate during 1994.

        Cash provided by operating activities includes the following cash payments for interest and income taxes for the years ended June 30:

                                                    1995            1994

        Interest paid                           $213,572        $134,623
        Income taxes paid                        615,948         254,272

12.     RELATED PARTY TRANSACTIONS:

        The following is a summary of transactions with a stockholder as of and for the year ended June 30, 1994:

        Trade accounts receivable                               $ 26,028
        Sales                                                    309,173
        Interest income                                           92,612
        Rent expense on two machines owned in
          whole or in part by a stockholder;
          rent is based on production                             68,346
        Dividends declared and applied against
          trade receivables in arrears                           700,000
        Purchase of two machines owned in whole
          or in part by a stockholder                            100,000


UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction:

On July 10, 1995, Eagle Pacific Industries, Inc. (Eagle) acquired all of the outstanding common stock of Pacific Plastics, Inc. (Pacific) for $6,750,000 consisting of $4,350,000 in cash, $1,700,000 in the form of a note payable, and 262,210 shares of Eagle's common stock valued at $700,000. In addition, $750,000 was paid to two previous stockholders of Pacific in exchange for their agreement not to compete with Eagle for five years. Pacific extrudes and sells polyvinyl chloride pipe and polyethylene tubing products which are marketed primarily in the Northwestern United States. These products are used for water irrigation and pressure pipe, fiber optic lines, sewer and drain pipe and electronic and telephone duct.

Eagle financed the cash portion of the purchase and non-compete agreements from borrowings by Pacific of $2,984,000 and $1,916,000 under a new revolving credit line (Revolver) and term loan (Term Loan), respectively. Additional proceeds of $2,195,000 from the Revolver were used to repay Pacific's existing line of credit. The Revolver requires interest to be paid monthly at the bank's reference rate, as defined, plus .5%. The revolver expires December 31, 1996. The Term Loan is due on June 1, 2000, with interest payable monthly at the bank's reference rate, as defined, plus .75%. Principal payments on the Term Loan are due quarterly in the amount of $87,500 for the first 12 quarters starting September 1, 1995, and $212,500 for 8 quarters starting September 1, 1998. Both the Revolver and the Term Loan are subject to a loan agreement containing standard covenants, representations and warranties, are secured by all of the assets of Pacific and its subsidiary, except real property, and are guaranteed by Eagle.

The $1,700,000 note payable requires Pacific to make 36 monthly payments of principal and interest at a fixed rate of 9% per annum or aggregate payments of $54,059 per month. The note payable is secured by the stock of Pacific acquired by Eagle and is guaranteed by Eagle.

The following unaudited pro forma condensed combined financial statements give effect to the Pacific acquisition, issuance 262,210 shares of common stock, and the raising of approximately $8,795,000 of debt.

The unaudited pro forma condensed combined financial statements have been prepared on the basis of assumptions described in the notes to the unaudited pro forma condensed combined financial statements and include assumptions relating to the allocation of the consideration paid for Pacific to the assets and liabilities of Pacific based on estimates of their respective fair values, in part based on appraisals. The acquisition has been accounted for using the purchase method of accounting.

The unaudited pro forma condensed combined financial information is not necessarily indicative of actual results that would have been achieved had the acquisition closed on the dates assumed in the unaudited pro forma condensed combined financial statements that follow.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the respective historical financial statements of Eagle, not included in this Form 8-K, and Pacific, appearing elsewhere in this Form 8-K, and the notes to the pro forma condensed combined financial statements.


UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

The unaudited pro forma condensed combined balance sheet as of June 30, 1995 has been prepared by combining the unaudited balance sheet of Eagle as of June 30, 1995 with the audited balance sheet of Pacific as of June 30, 1995, adjusted to give effect to the acquisition of all the outstanding common stock of Pacific, issuance of 262,210 shares of Eagle's common stock, and the raising of approximately $8,795,000 of debt as if these transactions had occurred on June 30, 1995. The debt consists of a $5,179,000 revolving credit line, $1,916,000 term loan and a $1,700,000 note payable to the sellers. The unaudited pro forma condensed combined balance sheet may not necessarily reflect the actual financial position of the Company which would have resulted had the purchase of Pacific, the issuance of 262,210 shares of Eagle's common stock, and the raising of approximately $8,795,000 of debt occurred as of the date presented.

                                                                          JUNE 30, 1995
                                                                                    PRO FORMA              PRO FORMA
                                          EAGLE                PACIFIC             ADJUSTMENTS             COMBINED

Cash                                                       $         9,730    $       7,095,000  (A)
                                                                                     (2,195,000) (B)
                                                                                     (4,896,914) (C)   $         12,816
Restricted cash                      $       500,000                                                            500,000
Accounts receivable                        6,076,754             4,343,724                                   10,420,478
Note receivable from stockholder                                   203,086             (203,086) (C)                 -
Inventories                                4,683,567             7,174,294            2,050,000  (C)         13,907,861
Prepaid expenses and other                    63,187               125,694                                      188,881
Deferred income taxes                                              100,000             (100,000) (C)                 -
                                          11,323,508            11,956,528            1,750,000              25,030,036
Property and equipment, net                6,426,685             2,583,793            4,254,907  (C)
                                                                                     (4,008,191) (D)          9,257,194
Other assets:
    Prepaid interest                       3,204,580                                                          3,204,580
    Goodwill, net                          3,252,389                                                          3,252,389
    Non-compete agreements                                                              750,000  (C)
                                                                                       (440,000) (D)            310,000
    Deferred financing costs                 535,913                                     70,000  (A)            605,913
    Cash value of life insurance             207,463                                                            207,463
    Other                                    100,000               110,512                                      210,512
                                     $    25,050,538       $    14,650,833    $       2,376,716        $     42,078,087




UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (CONTINUED)


                                                                      JUNE 30, 1995
                                                                                    PRO FORMA            PRO FORMA
                                          EAGLE                PACIFIC             ADJUSTMENTS           COMBINED

Notes payable                        $     5,717,430       $     2,195,000    $       5,249,000  (A)
                                                                                     (2,195,000) (B)   $     10,966,430
Current portion of long-
    term debt                                910,478               203,129              350,000  (A)
                                                                                        132,032  (C)          1,595,639
Accounts payable                           2,811,815             5,109,241              375,000  (C)          8,296,056
Accrued liabilities                          445,183               693,357                                    1,138,540
Deferred income taxes                                                                    72,310  (C)             72,310
                                           9,884,906             8,200,727            3,983,342              22,068,975
Long-term debt                             3,693,286               816,016            1,566,000  (A)
                                                                                      1,567,968  (C)          7,643,270

Subordinated debt                          6,269,750                                                          6,269,750
Minority interest                            486,859                                                            486,859
Deferred income taxes                                              200,000               (6,504) (C)            193,496
Other long-term liabilities                  220,251                                                            220,251
Negative goodwill                                                                     4,448,191  (C)
                                                                                     (4,448,191) (D)                 -
Stockholders' equity:
    Preferred stock                        2,767,000                                                          2,767,000
    Common stock                              38,182                 3,600               (1,820) (C)             39,962
    Additional paid-in capital            31,951,979             1,097,627             (399,407) (C)         32,650,199
    Unearned compensation on
       on stock options                     (255,290)                                                          (255,290)
    (Accumulated deficit) retained
       earnings                          (30,006,385)            5,402,363           (5,402,363) (C)        (30,006,385)
                                           4,495,486             6,503,590           (5,803,590)              5,195,486
    Treasury stock                                              (1,069,500)           1,069,500  (C)                 -
                                           4,495,486             5,434,090           (4,734,090)              5,195,486
                                     $    25,050,538       $    14,650,833    $       2,376,716        $     42,078,087


(A) To reflect borrowings of $5,249,000 from the revolving credit line and $1,916,000 from the term loan to finance the acquisition, the repayment of Pacific's existing revolving credit line and the payment of financing costs.

(B)  To record repayment of Pacific's existing revolving credit line.

(C) To record the purchase of all the outstanding common stock of Pacific for $6,750,000 consisting of $4,350,000 in cash, $1,700,000 in the form of a note payable and 262,210 shares of Eagle's common stock valued at $700,000; acquisition related costs of $375,000; the payment of $750,000 to two stockholders for a five year covenant not to compete; the write-up of inventory and property and equipment to estimated fair market value of $9,224,000 and $6,839,000, respectively; deferred taxes relating to the write-up of inventory and property and equipment; elimination of federal deferred taxes that would be offset by a reduction in Eagle's valuation allowance relating to the federal net operating loss carryforward; the retirement of Pacific's treasury stock; and the collection of the note receivable from stockholder.

(D) To allocate negative goodwill to property and equipment and to the value assigned to non-compete agreements.


UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1994 has been prepared by combining the statement of operations of Eagle for the year ended December 31, 1994 with the statement of operations of Pacific for the year ended December 31, 1994 adjusted to give effect to the acquisition of all the outstanding common stock of Pacific, the issuance of 262,210 shares of Eagle's common stock, and the raising of approximately $8,795,000 of debt as if these transactions had occurred on January 1, 1994. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 1995 has been prepared by combining the unaudited statement of operations of Eagle for the six months ended June 30, 1995 with the statement of operations of Pacific for the six months ended June 30, 1995 adjusted to give effect to the above-mentioned transactions as if they had occurred on January 1, 1995. The unaudited pro forma statements of operations may not necessarily reflect the actual results of operations of the Company which would have resulted had the purchase of Pacific, the issuance of 262,210 shares of Eagle's common stock and the raising of approximately $8,795,000 of debt occurred as of the dates presented. The unaudited pro forma statements of operations are not necessarily indicative of future results of the combined companies.

                                                                    YEAR ENDED DECEMBER 31, 1994
                                                                                     PRO FORMA             PRO FORMA
                                                    EAGLE          PACIFIC          ADJUSTMENTS            COMBINED
Sales                                        $     34,076,224  $   30,029,755                           $    64,105,979
Cost of goods sold                                 24,467,365      23,484,804     $        50,000  (A)       48,002,169
Gross profit                                        9,608,859       6,544,951             (50,000)           16,103,810

Operating expenses                                  5,702,515       3,445,517              62,000  (B)        9,210,032
Operating income                                    3,906,344       3,099,434            (112,000)            6,893,778

Other (expense) income, net                        (2,315,910)        107,156            (513,000) (C)       (2,721,754)
Income before income taxes                          1,590,434       3,206,590            (625,000)            4,172,024
Income tax expense                                    190,000       1,320,000          (1,090,000) (D)          420,000

Net income                                          1,400,434       1,886,590             465,000             3,752,024

Preferred stock dividends                            (193,289)                                                 (193,289)

Net income applicable
   to common stock                           $      1,207,145  $    1,886,590     $       465,000       $     3,558,735

Net income per common and
   common equivalent share                               $.27                                                      $.75

Average number of common and
   common equivalent shares
   outstanding                                      4,507,321                             262,210  (E)        4,769,531



                                                                   SIX MONTHS ENDED JUNE 30, 1995
                                                                                     PRO FORMA             PRO FORMA
                                                    EAGLE          PACIFIC          ADJUSTMENTS            COMBINED
Sales                                        $     18,276,738  $      18,164,667                        $    36,441,405
Cost of goods sold                                 14,160,663         15,228,924  $        25,000  (A)       29,414,587
Gross profit                                        4,116,075          2,935,743          (25,000)            7,026,818

Operating expenses                                  3,057,077          2,344,262           31,000  (B)        5,432,339
Operating income                                    1,058,998            591,481          (56,000)            1,594,479

Other expense net                                   1,253,048            132,313          309,000  (C)        1,694,361
(Loss) income before income taxes                    (194,050)           459,168         (365,000)              (99,882)

Income tax benefit (expense)                           12,600           (188,600)         186,000  (D)           10,000

Net (loss) income                                    (181,450)           270,568         (179,000)              (89,882)

Preferred stock dividends                             (96,845)                                                  (96,845)

Net (loss) income applicable to
   common stock                               $      (278,295) $         270,568  $      (179,000)      $      (186,727)

Net loss per common and
   common equivalent share                              $(.07)                                                   $ (.05)

Average number of common and
   common equivalent shares
   outstanding                                      3,726,987                             262,210  (E)        3,989,197

(A) To depreciate the increase in the estimated fair value of the acquired property and equipment over their estimated useful life of five years.

(B) To amortize value assigned to the non-compete agreements over their estimated useful life of five years.

(C) To record additional interest expense for the debt used to fund the purchase price and the amortization of deferred financing costs as follows:

                                        Weighted          Interest Expense          Weighted          Interest Expense
                                         Average         for the Year Ended          Average         for the Six Months
                                      Interest Rate       December 31, 1994       Interest Rate      Ended June 30, 1995

      Revolving credit line               7.65%               $233,000                9.42%               $143,000
      Term loan                           7.85%                138,000                9.66%                 89,000
      Sellers' debt                       9.00%                132,000                9.90%                 72,000
      Amortization of deferred
         financing costs                                        10,000                                       5,000
                                                              $513,000                                    $309,000

(D) To eliminate the federal income tax expense recorded by Pacific. Eagle has a federal income tax net operating loss carryforward of approximately $44 million at December 31, 1994. The deferred tax asset relating to federal net operating loss has been reduced to zero by a valuation allowance.

(E) To record the issuance of 262,210 shares of Eagle's common stock issued in connection with the purchase of Pacific.